UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3000, 421 – 7th Avenue SW Calgary, Alberta, Canada	T2P 4K9
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.001	HPTY	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

Asset/Share Exchange Agreement

Hemp Technology, a Wyoming corporation (the “Registrant” or “the Company”) and its wholly owned subsidiary 4033002, a newly formed Wyoming Corporation entered into a Asset/Share Exchange Agreement and corresponding Bulk Asset Sale Agreement with Cannary Packaging, Inc., “Cannary”), a private British Columbia company (see Exhibit 10.7). Cannary Packaging Inc. is a North American distributor of ancillary products and services for the legal Canadian cannabis business and CBD industries.

Under the terms of the Asset/Share Exchange Agreement, Cannary agreed to exchange its non-operating assets to 4033002, the Registrant’s subsidiary. The non-operating assets were valued at approximately $2,200,000 and were exchanged for 21,852,907,580 of the Registrant’s unregistered restricted common shares (the “Issued Shares”) of newly-issued common stock to existing shareholders of Cannary based on the pro-rata ownership in Cannary. Following the acquisition, the Company will have 44,175,957,398 common shares issued and outstanding. The Company has 50,000,000,000 authorized shares.

The purpose of acquiring these Non-Operating Assets is twofold: 1) 4033002 becomes the operating asset acquisition subsidiary for the Registrant; and 2) the acquisition of these Non-Operating Assets helps qualify Registrant for a NASDAQ listing.

Item 3.02 Unregistered Sales of Equity Securities

Issuance of 21,852,907,580 unregistered restricted shares

On July 9, 2020, the Effective Time of the Asset/Share Exchange Agreement, the Registrant, on behalf of its subsidiary 4033002 issued 21,852,907,580 unregistered restricted common shares, representing approximately 49% of the total issued and outstanding common shares to the shareholders of Cannary in order to satisfy the terms of an Asset/Share Exchange Agreement. The unregistered restricted shares were issued to the former shareholders of Cannary.

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The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The shareholders of Cannary held a special shareholder meeting, where they were given an opportunity to vote on the exchange of the assets of Cannary for restricted shares in the Registrant. The management of the Registrant, who was also management of the Registrant was available to answer shareholder questions. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The Cannary shareholders were provided access to all material information and were afforded access to our management in connection with this transaction. These shareholders acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

The Cannary shareholders received their shares in the Registrant based on their pro-rata ownership in Cannary.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2020, the Board of Directors, in accordance with the terms of the Asset/Share Exchange Agreement, the Company appointed two new directors. Prior to this appointment, the Board consisted of one member. The By-laws of the Company state, “The authorized number of directors shall be not less than one nor more than nine.”

The new Board Members are include: Mr. Chad Costa, who is currently the President of the Registrant; and Walter Schredl, who is currently Chief Financial Officer of the Company. The new directors will serve on the Board of Directors until such time as their successors shall be elected and shall qualify or until the earlier of their death, resignation or removal in the manner provided for in the By-laws of the Company.

The new Board Members were appointed to the Board based on the terms of the Asset/Share Exchange Agreement and the By-laws that state a Director can be added by a resolution adopted by its directors.

No agreements exist among present or former controlling stockholders or directors of the Registrant with respect to the election of the members of the board of directors, and to the Registrant’s knowledge, no other agreements exist which might result in a change of control of the Registrant.

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CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company’s director and executive officer are as follows:

Name	Position	Age	Date First Appointed Director
Michael Shenher	Chairman, Chief Executive Officer and Director	54	February 14, 2006
Chad Costa	Director and President	35	July 7, 2020
Walter Schredl	Director and Chief Financial Officer	51	July 7, 2020

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Michael Shenher – Chairman, Chief Executive Officer, and Current Director

Mr. Shenher has been our Chief Executive Officer since February 14, 2006 and was our President from February 14, 2006 until March 1, 2019. Since 2006, Mr. Shenher has also been the President and Chief Executive Officer of General BioEnergy Inc., a company he founded. General BioEnergy Inc. was originally an alternative energy company and evolved into a bio oil refinery enterprise specializing in petroleum and protein-based product supplements and replacements such as General BioEnergy Inc.’s ‘MOPO’ brands of environmentally friendly high-performance lubricants. Mr. Shenher’s employment background also includes: Chief of Staff to a Canadian Federal Member of Parliament from 2004 to 2007; General Manager of Shenher Insurance and Financial Services from 1997 to 2006; and Regional Manager of Equifax Canada Inc. from 1992 to 1997. Mr. Shenher is also founder and Vice President of Shenher Real Estate and Mortgage Ltd. Mr. Shenher has participated on Saskatchewan’s roundtable contributing to the Canada West Foundation’s position paper entitled ‘Canada’s Power Play: The Case for a Canadian Energy Strategy for a Carbon-Constrained World’ and Mr. Shenher is a former member of the ‘Biofuels and Bioproducts Sector Team’ of Enterprise Saskatchewan which reports directly to the Saskatchewan Minister of Enterprise on alternative energy policy matters. Mr. Shenher is a 2005 recipient of the Saskatchewan Centennial Medal of Honour and is a former board member of City of Regina Parks and Recreation Advisory Board; the Better Business Bureau; and numerous other community, charity, sports and business advocacy boards.

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Chad Costa – President and New Director

Mr. Costa brings to the Company, business experience in managing corporate teams, developing business strategies, risk management and start-up business experience. Mr. Costa is a serial entrepreneur in multiple industries. In the cannabis space, Mr. Costa was instrumental in founding and establishing a chain of licensed retail Canadian cannabis stores. Mr. Costa founded Pettanicals Pet Treats Inc., in 2016. Pettanicals produces high quality pet health supplement products derived from hemp oil combined with 100% natural ingredients. Mr. Costa is a co-founder of Cannary Packaging Inc., which was established in 2018. Cannary Packaging is a wholesale provider of packaging supplies, branding and marketing. From 2013 to 2017, Mr. Costa coached, specialized and ran his on-ice hockey training program in Kelowna, British Columbia, Canada.

Mr. Costa is qualified to serve on our board of directors because of his extensive business experience derived from past and current occupation(s).

Walter Schredl, Chief Financial Officer and New Director

Mr. Walter Schredl, as Chief Financial Officer brings to the Company three decades of diverse and progressive experience in finance, operational management, senior level business process analytics, and change management. His work experience includes extensive work overseas functioning within and leading large-volume work environments, while achieving high levels of stakeholder satisfaction. Prior to his role as CFO for Hemp Technologies, Mr. Schredl worked for:

●	Cannary Packaging Inc., Kelowna, BC, Canada, President & CFO (2019 – present)
●	Self Employed Business Consultant, Kelowna, BC, Canada/Malta/USA/Cayman, President (2016 - 2019)
●	Maritime Operations Inc, Kelowna, BC, Canada/Valletta, Malta, CEO (2016 – present)
●	Maritime Training & Certification International, Grand Cayman, Cayman Islands, Managing Director (2016 – present)
●	International Yacht Training Worldwide Inc., Kelowna, BC, Canada/Ft. Lauderdale, FL, Director of Training & Operations (2010-2016)

Education: Master’s Degree in Business Administration (MBA) Finance accredited by the Canadian Institute of Management. Graduate Degree from the Australian Institute of Business.

Mr. Schredl is qualified to serve on our board of directors because of his extensive business experience derived from past and current occupation(s).

Compensation of Directors

No director receives any fee, salary or commission for service as a director at this time. Until such time as the Company can generate sufficient revenues, no such arrangement is contemplated.

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Beneficial Stock Ownership of Directors/Officers

The following table sets forth, as of July 3, 2020, contains certain information with respect to the beneficial ownership of our common stock by each of our directors and our executive officers and directors as a group following the Asset/Share Exchange Agreement:

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)(2)
Michael Shenher P.O. Box 991007 Louisville, KY 40269	Common Stock	8,677,084,425	(3)	19.9%
Chad Costa P.O. Box 991007 Louisville, KY 40269	Common Stock	11,146,570,902	(4)	25.2%
Walter Schredl P.O. Box 991007 Louisville, KY 40269	Common Stock	4,414,150,900		10%
All executive officers and directors as a group (3 persons)	Common Stock	24,917,806,227		55%

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 44,175,957,398 shares of our common stock issued and outstanding as of July 7, 2020.

(3) Includes 513,522 shares of our common stock held by family members.

(4) Includes 940,510,000 shares of our common stock held by family members.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.7	Asset/Share Exchange Agreement, among Hemp Technology, its subsidiary 4033002, and Cannary Packaging, Inc.	X

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hemp Technology, Inc. Registrant

Date: July 8, 2020	/s/ Michael Shenher
Michael Shenher
Chief Executive Officer

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